EX-99.1 OTHERDOC


             PRESS RELEASE



                                                                    EXHIBIT 99.1


[LOGO] Charter                                                     [LOGO]  NEWS
       Communications
       A Wired World Company


FOR RELEASE:  7:00 AM CT Monday, July 30, 2001

                         Charter Communications Exceeds
                      Revenue, Operating Cash Flow Guidance

       Strong Digital Video, High-Speed Data and Basic Customer Increases
                         Continued During Second Quarter


         ST. LOUIS - Charter Communications, Inc. (Nasdaq: CHTR) today reported second quarter 2001 revenue and operating cash flow growth exceeding Wall Street estimates. Increases in digital video, high-speed data, and basic video customers during the three-month period ended June 30, 2001 were in line with the company's previously stated guidance, according to Jerry Kent, President and CEO. "I'm proud once again to acknowledge this management team's demonstrated ability to post outstanding quarterly results in today's highly competitive marketplace. We're now in an excellent position to achieve all of our goals for this fiscal year," Mr. Kent said.

Second Quarter Financial Highlights
         For the second quarter of 2001, revenue increased 16.1% to $928.5 million, and operating cash flow increased 14.1% to $428.1 million compared to pro forma results for the second quarter of 2000. This compares favorably to previous guidance of 13%-15% revenue growth and 11.5%-13.5% operating cash flow growth for the second quarter. Charter reported internal customer growth of 2.1% compared to pro forma second quarter of 2000 for a total of 6,388,300 customers. "Our revenue and operating cash flow growth accelerated in the second quarter. Outstanding customer service initiatives and aggressive marketing efforts contributed greatly to our strong internal customer growth," Mr. Kent said.

Demand for Advanced Services Remains Strong
         As of June 30, 2001, Charter Digital CableTM customers totaled 1,585,000 with increases averaging more than 18,500 customers per week during the second quarter. Mr. Kent said
                                                           -more-
Charter, page two...

Charter's goal is to end the year 2001 with over 2 million digital cable customers. "We're exceeding our originally expected average weekly install rate for the year, and we're on track to achieve over 30% digital penetration by the end of 2001," Mr. Kent said. "Our customers continued to see that our digital video product makes more sense in the price-value equation than satellite service."
         Mr. Kent said he expects Charter to maintain its industry leadership in the deployment of video on demand (VOD) technology. "With VOD launches already underway in the suburbs of Atlanta; the Pasadena and Long Beach areas of Los Angeles; St. Louis; Fort Worth; the Greenville-Spartanburg, South Carolina area; Hickory, North Carolina; and Slidell, Louisiana, Charter will pass some 2.2 million homes by the end of 2001," Mr. Kent said. "Early customer tracking in digital households is showing that VOD increases Charter Digital Cable customer retention."
         Two-way high-speed data (HSD) service was available to 59% of Charter's homes passed as of June 30, 2001. As of that date, Charter served 419,400 data customers, having added 76,100 Charter PipelineTM customers during the second quarter. "We're capitalizing on our increased two-way footprint resulting from our $3.5 billion rebuild and upgrade of infrastructure by aggressively marketing and deploying our high-speed data product everywhere that it's available," he said. Charter increased its HSD customer guidance after the first quarter, and is now confident of ending the year at the high end of their guidance of between 550,000 and 600,000 HSD customers, as Charter expects to accelerate its high speed data growth rate for the balance of the year, Mr. Kent said

Recent Developments
         On June 30, 2001, Charter and AT&T Broadband (AT&T) closed cable system transactions announced in February. The transactions resulted in the net addition of approximately 554,000 customers for Charter in exchange for $1.77 billion in cash and cable systems serving 9,000 customers for AT&T. Charter acquired cable systems from AT&T serving approximately 563,000 customers in the St. Louis area; areas of Auburn, Birmingham and Selma, Alabama; and the Reno area of Nevada and California.
         In May 2001, Charter issued approximately 60.2 million shares of Class A common stock and $632.5 million of Convertible Senior Notes due 2006, and its subsidiary issued $1.5 billion
                                                           -more-
Charter, page three...

of Senior and Senior Discount Notes for total proceeds of $3.4 billion. Mr. Kent said that with the completion of these offerings, Charter's business plan, including the $3.5 billion rebuild program, is fully funded through 2003, at which point the company expects to generate free cash flow.

Outlook
         Mr. Kent reiterated Charter's previous 2001 annual guidance of 14% - 16% revenue growth and 12% - 14% operating cash flow growth, including the pro forma impact of the acquired systems from AT&T. He also reiterated that Charter expects to end the year with over 2 million digital cable customers, and reaffirmed the company's previously upgraded data customer estimate of 550,000 to 600,000 by year-end. Mr. Kent now believes that the company will end the year at the high end of this range. The systems acquired from AT&T are expected to add approximately 150,000 digital customers and 30,000 data customers to these estimates. Mr. Kent reaffirmed internal customer growth expectations of at least 2.0%. Charter has posted on its web site revised quarterly pro forma operating results to include the recently acquired systems from AT&T for 2000 and the first half of 2001. These results can be found in the "Financial Outlook" section of the "Investor Center" via "About Us" at www.charter.com.

About Charter Communications
         Charter Communications, a Wired World(TM) company, is among the nation's largest broadband communications companies, currently serving some 7 million customers in 40 states. Charter provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform marketed under the Charter Digital Cable(TM) brand and high-speed Internet access via Charter Pipeline(TM). Commercial high-speed data, video and Internet solutions are provided under the Charter Business NetworksTM brand. Advertising sales and production services are sold under the Charter MediaTM brand.
         A Fortune 500 company, Charter is the 2001 recipient of the Outstanding Corporate Growth Award from the Association for Corporate Growth, the 2001 R.E. "Ted" Turner Innovator of the Year Award from the Southern Cable Telecommunications Association, and the 2000 Innovator Award for Technology from Cablevision Magazine.
                                                           # # #
                                                           -more-
Charter, page 4...

More information about Charter can be found at www.charter.com.

Detailed financial information is included in the attached addendum.

Charter will conduct a conference call to discuss their operating results on Monday, July 30, 2001, at 11:00 AM Eastern Time. The call will be available live via webcast at www.charter.com. The call will be available on the "Investor Center" portion of the website, via "About Us." Participants should go to the call link at least 10 minutes prior to the start time to register. The call will be archived on the website.

Statements in this press release regarding Charter Communications' business that are not historical facts may be "forward-looking statements." Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents Charter files from time to time with the U.S. Securities and Exchange Commission.

CONTACTS:
Media: Andy Morgan                                   Analysts: Mary Jo Moehle
314.543.2217                                         314.543.2397
amorgan@chartercom.com                               mmoehle@chartercom.com

                          Charter Communications, Inc.
                 Unaudited Consolidated Statements of Operations

                    (Dollars in thousands, except share data)



                                                           Three Months Ended June 30,
                                                 ----------------------------------------------------
                                                     Actual              Actual           Pro Forma
                                                    2001 (a)              2000            2000 (b)
                                                 --------------      --------------    --------------
Revenues:
      Analog video                                $    666,725        $    636,187      $    640,615
      Digital video                                     68,192              15,066            15,066
      Cable modem                                       32,850              15,067            15,067
      Advertising sales                                 64,514              41,794            41,794
      Other                                             96,194              86,666            87,060
                                                 --------------      --------------    --------------
        Total revenues                                 928,475             794,780           799,602
                                                 --------------      --------------    --------------

Operating Expenses:
      General, administrative and service              197,786             173,956           174,031
      Analog video programming                         211,839             181,635           182,931
      Digital video                                     24,081               5,820             5,820
      Cable modem                                       20,440              13,218            13,218
      Advertising sales                                 13,665              14,771            15,604
      Marketing                                         18,617              17,144            17,604
      Corporate expenses                                13,993              15,007            15,103
                                                 --------------      --------------    --------------
        Total operating expenses                       500,421             421,551           424,311
                                                 --------------      --------------    --------------

        Operating cash flow                            428,054             373,229           375,291

Depreciation                                           395,097             296,912           305,844
Amortization                                           325,855             306,775           306,775
Option compensation expense                              4,850              10,589            10,589
Interest, net                                          314,910             250,453           306,599
Other, net                                              23,991               2,636             2,677
                                                 --------------      --------------    --------------
                                                      (636,649)           (494,136)         (557,193)


Minority interest                                      362,784             297,315           296,970

                                                 --------------      --------------    --------------
Net loss                                          $   (273,865)       $   (196,821)     $   (260,223)
                                                 ==============      ==============    ==============

Basic and diluted loss per share                  $      (1.07)       $      (0.89)     $      (0.89)
                                                 ==============      ==============    ==============

Weighted average common shares outstanding         255,027,543         222,089,746       293,510,455
                                                 ==============      ==============    ==============

(a) The actual results exclude the operating results of the systems acquired in the AT&T transactions which closed on June 30, 2001.

(b) The pro forma results reflect all acquisitions and dispositions of cable systems closed during 2000 and borrowings under the Charter Holdings senior bridge loan facility, issuance of the October 2000 senior convertible notes, issuance of the January 2001 Charter Holdings notes, issuance of the May 2001 Charter Holdings notes, issuance of 60,247,350 shares of common stock, issuance of the May 2001 senior convertible notes and application of the proceeds from all such borrowings to repay portions of other notes and credit facilities.




      Addendum to Charter Communications Three Months Ended June 30, 2001
                                Earnings Release
                                  Page 1 of 4


                          Charter Communications, Inc.
                    Unaudited Summary of Operating Statistics

=================================================================================================================


Cable Television                                           Actual              Pro Forma            Pro Forma
----------------                                      ------------------   ------------------   ------------------
                                                          June 30,           December 31,           June 30,
                                                          2001 (a)             2000 (b)             2000 (b)
                                                      ------------------   ------------------   ------------------
Homes Passed                                               10,311,500           10,219,300           10,062,000
Basic Customers                                             6,388,300            6,346,200            6,258,500
Basic Penetration                                               62.0%                62.1%                62.2%
Premium Units                                               5,234,600            4,936,800            3,326,500
Premium Penetration                                             81.9%                77.8%                53.2%
Average Monthly Revenue per Basic Customer (quarter)    $       48.45        $       46.95        $       42.59

==================================================================================================================

Digital Video                                              Actual              Pro Forma            Pro Forma
-------------                                         ------------------   ------------------   ------------------
                                                          June 30,           December 31,           June 30,
                                                          2001 (a)             2000 (b)             2000 (b)
                                                      ------------------   ------------------   ------------------
Digital Homes Passed                                        9,060,700            8,787,500            6,528,100
Customers                                                   1,585,000            1,068,900              375,000
Penetration of Digital Homes Passed                             17.5%                12.2%                 5.7%
Penetration of Basic Customers                                  24.8%                16.8%                 6.0%
Digital Converters Deployed                                 2,100,400            1,336,600              456,100

=================================================================================================================

Data Services                                              Actual              Pro Forma            Pro Forma
-------------                                         ------------------   ------------------   ------------------
                                                          June 30,           December 31,           June 30,
                                                          2001 (a)             2000 (b)             2000 (b)
                                                      ------------------   ------------------   ------------------
Data Homes Passed                                           6,110,179            5,550,800            5,201,700
Customers                                                     419,400              252,400              149,300
Penetration                                                      6.9%                 4.5%                 2.9%

=================================================================================================================

Other Statistics                                           Actual
----------------                                      ------------------
                                                          June 30,
                                                          2001 (a)
                                                      ------------------
For the quarter ended

  Capital Expenditures (in 000's)                       $      837,737

As of

  Book Value per Share                                  $        11.97

========================================================================

(a) The actual statistics exclude the systems acquired in the AT&T transactions which closed on June 30, 2001.

(b) The pro forma statistics reflect all acquisitions and dispositions of cable systems closed during 2000 as of the periods indicated. The pro forma statistics exclude the systems acquired in the AT&T transactions which closed on June 30, 2001.



      Addendum to Charter Communications Three Months Ended June 30, 2001
                                Earnings Release
                                  Page 2 of 4

                          Charter Communications, Inc.
                 Unaudited Consolidated Statements of Operations
                    (Dollars in thousands, except share data)



                                                                Periods Ended June 30, 2001
                                                         ----------------------------------------------
                                                           Three Months (a)            Six Months (a)
                                                         ---------------------       ------------------
Revenues:
            Analog video                                  $          666,725          $     1,316,080
            Digital video                                             68,192                  123,239
            Cable modem                                               32,850                   58,016
            Advertising sales                                         64,514                  120,155
            Other                                                     96,194                  184,783
                                                         ---------------------       ------------------
                       Total revenues                                928,475                1,802,273
                                                         ---------------------       ------------------

Operating Expenses:
            General, administrative and service                      197,786                  389,416
            Analog video programming                                 211,839                  422,213
            Digital video                                             24,081                   44,690
            Cable modem                                               20,440                   38,086
            Advertising sales                                         13,665                   28,930
            Marketing                                                 18,617                   35,241
            Corporate expenses                                        13,993                   27,715
                                                         ---------------------       ------------------
                       Total operating expenses                      500,421                  986,291
                                                         ---------------------       ------------------

                       Operating cash flow                           428,054                  815,982

Depreciation                                                         395,097                  762,038
Amortization                                                         325,855                  654,809
Option compensation expense                                            4,850                   10,888
Interest, net                                                        314,910                  625,650
Other, net                                                            23,991                   83,908 (b)
                                                         ---------------------       ------------------
                                                                    (636,649)              (1,321,311)

Minority interest                                                    362,784                  766,746

                                                         ---------------------       ------------------
Net loss                                                  $         (273,865)         $      (554,565)
                                                         =====================       ==================

Basic and diluted loss per share                          $            (1.07)         $         (2.27)
                                                         =====================       ==================

Weighted average common shares outstanding                       255,027,543              244,461,311
                                                         =====================       ==================


(a) Operating results exclude the operating results of the systems acquired in the AT&T transactions which closed on June 30, 2001.

(b) Includes a $23.9 million cumulative effect of a change in accounting principle and current period expense of $14.7 million, both as a result of the implementation of SFAS 133 "Accounting for Derivative Instruments and Hedging Activities".



      Addendum to Charter Communications Three Months Ended June 30, 2001
                                Earnings Release
                                  Page 3 of 4

                          Charter Communications, Inc.
                    Unaudited Consolidated Balance Sheet Data
                             (Dollars in thousands)



                                                                                 Actual                    Actual
                                                                            June 30, 2001 (a)         December 31, 2000
                                                                           --------------------    ------------------------

ASSETS
Current Assets:
      Cash and cash equivalents                                              $         572,733       $             130,702
      Accounts receivable, net of allowance for doubtful accounts                      214,334                     217,667
      Receivable from related party                                                      1,129                       6,480
      Prepaid expenses and other                                                        84,201                      77,719
                                                                           --------------------    ------------------------
           Total current assets                                                        872,397                     432,568
                                                                           --------------------    ------------------------


Investment in Cable Properties:
      Property, plant and equipment, net                                             6,339,551                   5,267,519
      Franchises, net                                                               17,794,981                  17,068,702
                                                                           --------------------    ------------------------
           Total investment in cable properties                                     24,134,532                  22,336,221

Other assets                                                                           323,265                     274,777
                                                                           --------------------    ------------------------
                                                                             $      25,330,194       $          23,043,566
                                                                           ====================    ========================


LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
      Accounts payable and accrued expenses                                  $       1,188,505       $           1,367,234
                                                                           --------------------    ------------------------
           Total current liabilities                                                 1,188,505                   1,367,234

Long-term debt                                                                      15,570,699                  13,060,455

Deferred management fees - related party                                                13,751                      13,751

Other long-term liabilities                                                            325,285                     285,266

Minority interest                                                                    4,710,817                   4,089,329

Redeemable securities                                                                        -                   1,104,327

Shareholders' equity                                                                 3,521,137                   3,123,204
                                                                           --------------------    ------------------------
                                                                             $      25,330,194       $          23,043,566
                                                                           ====================    ========================



(a) The balance sheet at June 30, 2001 includes the systems acquired in the AT&T transactions which closed on June 30, 2001.




      Addendum to Charter Communications Three Months Ended June 30, 2001
                                Earnings Release
                                  Page 4 of 4